UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): May 8, 2003

Commission File Number 000-33009

MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	56-2248952

(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)

(704) 708-6600
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibits
No.	Description

99.1	Earnings Press Release dated May 8, 2003
99.2	Financial Update, including Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable Financial Measures Calculated and Presented in Conformity with GAAP and Reconciliation of Exclusion of Favorable Settlement of Billing Dispute that Occurred during the Second Quarter of Fiscal Year 2002, accompanying Earnings Press Release issued on May 8, 2003.

Item 9. Regulation FD Disclosure

This information set forth under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. As such, the information hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into another filing.

On May 8, 2003, MedCath Corporation issued a press release announcing the Company’s results for its second fiscal quarter, which ended March 31, 2003 and providing updated guidance for its fiscal 2003, which will end September 30, 2003. In addition, MedCath announced that its board of directors has authorized a $7.5 million share repurchase program. A copy of the press release and financial update are furnished as Exhibit 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Dated: May 8, 2003	By:	/s/ JAMES E. HARRIS

James E. Harris
Executive Vice President and Chief Financial Officer
(principal financial officer)